October 18, 2021

BlackRock Funds VII, Inc.

55 East 52nd Street

New York, New York 10055

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Funds VII, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (as amended, the “Act”) of shares of the Company’s common stock, par value $0.10 per share, designated as Investor A Common Stock (“Growth Investor A Stock”), Institutional Common Stock (“Growth Institutional Stock”), and Class K Common Stock (“Growth Class K Stock”) of BlackRock Sustainable U.S. Growth Equity Fund, a series of the Company, Investor A Common Stock (“Value Investor A Stock”), Institutional Common Stock (“Value Institutional Stock”), and Class K Common Stock (“Value Class K Stock”) of BlackRock Sustainable U.S. Value Equity Fund, a series of the Company, and Investor A Common Stock (“International Investor A Stock”), Institutional Common Stock (“International Institutional Stock), and Class K Common Stock (“International Class K Stock,” and, together with Growth Investor A Stock, Growth Institutional Stock, Growth Class K Stock, Value Investor A Stock, Value Institutional Stock, Value Class K Stock, International Investor A Stock, and International Institutional Stock, “Stock”) of BlackRock Sustainable International Equity Fund, a series of the Company, on the Company’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on the date hereof (File No. 811-2661) (together with all amendments through the date hereof, the “Registration Statement”).

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Company’s charter and bylaws) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Stock, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, (v) all public records reviewed by us or on our behalf are accurate and complete, and (vi) at the time of issuance of any Stock, (A) the total number of shares of (1) Growth Investor A Stock issued and outstanding will not exceed the total number of shares of Growth Investor A Stock that the Company is then authorized to issue under its charter, (2) Growth Institutional Stock issued and outstanding will not exceed the total number of shares of Growth Institutional Stock that the Company is then authorized to issue under its charter, (3) Growth Class K Stock issued and outstanding will not exceed the total number of shares of Growth Class K Stock that the Company is then authorized to issue under its charter, (4)

BlackRock Funds VII, Inc.

October 18, 2021

Value Investor A Stock issued and outstanding will not exceed the total number of shares of Value Investor A Stock that the Company is then authorized to issue under its charter, (5) Value Institutional Stock issued and outstanding will not exceed the total number of shares of Value Institutional Stock that the Company is then authorized to issue under its charter, (6) Value Class K Stock issued and outstanding will not exceed the total number of shares of Value Class K Stock that the Company is then authorized to issue under its charter, (7) International Investor A Stock issued and outstanding will not exceed the total number of shares of International Investor A Stock that the Company is then authorized to issue under its charter, (8) International Institutional Stock issued and outstanding will not exceed the total number of shares of International Institutional Stock that the Company is then authorized to issue under its charter, and (9) International Class K Stock issued and outstanding will not exceed the total number of shares of International Class K Stock that the Company is then authorized to issue under its charter, (B) the Company will be in good standing under the laws of the State of Maryland, and (C) neither the charter nor the bylaws of the Company will have been amended so as to cause such issuance of the shares of Stock to conflict with or violate any provisions of the charter or the bylaws of the Company.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily Higgs
Principal